As filed with the Securities and Exchange Commission on March 10 , 2008 Registration No. 333-137936

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

____________________________

FORM S - 1 /A

Amendment 8

_____________________________

GOENERGY, INC.

(Name of registrant as specified in its charter)

DELAWARE	1041	98-0357690
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)
# 2129 - 4951 Netarts Highway West Tillamook Oregon 97141 - 9467 (604) 961-8878 (Address and telephone number of principal executive offices and principal place of business)
STRATO MALAMAS # 2129 - 4951 Netarts Highway West Tillamook Oregon 97141 - 9467 (604) 961-8878 (Name, address and telephone number of agent for service)
Copies to: Gary S. Joiner Frascona Joiner Goodman and Greenstein, P.C 4750 Table Mesa Drive Boulder, CO 80305 T: (303) 494-3000 F: (303) 494-6309

Approximate Date Of Proposed Sale To The Public: From time to time after this registration statement becomes effective.

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If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]

Accelerated filer [ ]

Non-accelerated filer [ ]

Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common stock	549,550	$0.05	$27,477.50	$8.40

(1)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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PROSPECTUS

GOENERGY, INC.

549,550 SHARES OF

COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. We will not receive any proceeds from this offering.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, if ever, and thereafter at prevailing market prices or privately negotiated prices. This price was arbitrarily determined by management.  The offering price was not established through any consideration of actual book value, earnings per share, past operating history, recent sales transactions, or any other recognized criteria of value. This offering will terminate upon the earlier of (i) the date on which all selling shareholders have sold their shares, (ii) the first anniversary of the date of this prospectus, or (iii) we decide to terminate the registration of the shares.

Our common stock is presently not traded on any market or securities exchange.

Prospective investors should carefully consider all of the factors set forth in “Risk Factors” commencing on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus shall not be used before the effective date of the registration statement.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED ________, 2008

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TABLE OF CONTENTS

SUMMARY

1

RISK FACTORS

3

USE OF PROCEEDS

7

DETERMINATION OF OFFERING PRICE

7

DILUTION

7

SELLING SHAREHOLDERS

7

PLAN OF DISTRIBUTION

9

LEGAL PROCEEDINGS

11

DIRECTORS AND EXECUTIVE OFFICERS

12

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

13

DESCRIPTION OF SECURITIES TO BE REGISTERED

14

INTEREST OF NAMED EXPERTS AND COUNSEL

15

DISCLOSURE OF COMMISSION POSITION OF  INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

15

DESCRIPTION OF BUSINESS

16

MANAGEMENT'S DISCUSSION AND ANALYSIS

27

DESCRIPTION OF PROPERTY

31

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

31

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

32

EXECUTIVE COMPENSATION

33

CHANGES IN OUR CERTIFYING ACCOUNTANT

34

LEGAL MATTERS

35

EXPERTS

35

AVAILABLE INFORMATION

36

INDEX TO FINANCIAL STATEMENTS

37

Until 90 days after the effective date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

GoEnergy, Inc.

# 2129 - 4951 Netarts Highway West

Tillamook Oregon 97141 - 9467

(604) 961-8878

The Company

GoEnergy, Inc. (“us,” “we,” the “Company,” “GoEnergy”) was incorporated on May 2, 2001 under the laws of the State of Delaware. After raising initial capital for operations between May 2, 2001 and July 31, 2001, GoEnergy commenced reviewing various oil and gas property acquisition opportunities.  The initial capital for GoEnergy was raised through a private placement offering pursuant to Regulation S of the Securities Act of 1933.  GoEnergy currently has no plans to merge with or acquire another business entity.

In March 2002, GoEnergy acquired interests in two oil and natural gas exploration properties in Texas.  We paid $12,500 for one interest and $7,500 for the other interest.  The money for these interests came from the working capital of the GoEnergy, which consisted of money from a private placement and loans from GoEnergy’s President.    GoEnergy lost its rights to explore the properties after its joint venture partner, International Oil and Gas, lost its rights to the properties.  The rights to explore and exploit the properties were held by International Oil and Gas, who then granted GoEnergy a sublease to explore and exploit the properties.  GoEnergy did not spend any funds on any drilling or operations on either of the properties.

On April 2, 2005, GoEnergy purchased two mineral claims near Harrison Lake, British Columbia, Canada (collectively referred to as the “Eagle Property”) for a price of $4,000.  The money used to purchase these claims came from the working capital of GoEnergy, which consisted of money from a private placement and loans from GoEnergy’s President.  GoEnergy has not yet begun exploration on this property, but it intends to explore the Eagle Property to look for lead, zinc, copper, silver or gold deposits.  The Eagle Property has no known mineral reserves.

GoEnergy plans to commence operations in the mineral exploration business. To date, it has not conducted any exploration activities.

GoEnergy is currently in the exploration stage. It plans to ultimately engage in the exploration of mineral properties and to exploit mineral reserves it discovers, if any, that demonstrate economic feasibility, if any.  GoEnergy does not have any plans to merge with or purchase any other company and has not entered into any negotiations to do so.

The Offering

Common stock offered by shareholders

The selling shareholders are offering up to 549,550 shares of GoEnergy’s common stock for sale to the public at a price of $0.05 per share. There are no minimum purchase requirements and no arrangements to place any of the proceeds of the offering in escrow.  All proceeds will go to the selling shareholders.  GoEnergy will not receive any proceeds.

Common stock currently outstanding	GoEnergy currently has 4,319,893 shares issued and outstanding. No new shares will be issued pursuant to this offering.

Selling shareholders

The selling shareholders are required to sell GoEnergy’s shares at $0.05 per share until its shares are quoted on the OTC Bulletin Board, if ever, and thereafter at prevailing market prices or privately negotiated prices.

No trading market

GoEnergy’s common stock is not quoted on the OTC Bulletin Board, or listed on any exchange, and there is not currently any public market for its stock.  It intends to seek to have its shares approved for trading on the over-the-counter bulletin board (“OTCBB”) by finding a broker who will make an application to quote its shares thereon.

Risk factors

Investment in GoEnergy common stock involves a high degree of risk. Among the significant risk factors are: (i) the fact that there is not currently a public market for shares of its common stock and no assurance that such a market will develop in the future; (ii) the fact that it has a limited operating history; and (iii) the fact that it will require substantial working capital to fund its business and there is no assurance that it will be able to obtain the necessary working capital (See “Risk Factors” for additional information).

Summary Financial Information

	Three months ended October 31, 2007 (unaudited)	Fiscal Year Ended July 31
		2007	2006

Operating Statement Data:

Revenues	$0	$0	$0

Expenses	$3,748	71,581	490

Net Profit (Loss)	($3,748)	(71,581)	(405)

Balance Sheet Data:

Total Assets	$2,412	$1,160	$63,703

Total Liabilities	$55,000	50,000	54,254

Common stock	4,319,893	4,319,893	4,319,893

Shareholders’ Equity (Deficit)	(52,588)	(48,840)	9,449

RISK FACTORS

This investment has a high degree of risk. Before you invest, you should carefully consider the risks and uncertainties described below and the other information in this prospectus. We believe the following risk factors are all of the material risk factors involved in purchasing our shares. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

If we do not obtain additional financing, our business will fail.

Our current operating funds are less than necessary to complete the exploration of the mineral claims which we have purchased, and therefore we will need to obtain additional financing in order to complete our business plan. As of October  31, 2007, we had cash and cash equivalents in the amount of $2,412 and a working capital deficiency of $52,588. We currently do not have any operations, and we have no income. We will require additional financing to explore the Eagle Property; we anticipate spending approximately $6,190 on exploring the Eagle Property during the next twelve months.  If we cannot obtain these funds, we will not be able to complete our business plan or achieve or sustain profitability.

We do not currently have any arrangements for financing, and we can provide no assurance to investors that we will be able to find such financing if required.

Because we have not commenced our planned business operations, we face a high risk of business failure.

We have not begun the initial stages of exploration of the Eagle Property and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on May 2, 2001 and to date have been involved primarily in organizational activities and the acquisition of interests in three properties.  We have abandoned our interests in two properties, and we currently have two mineral claims on the third property. We have not yet earned any significant revenues.

We anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from minerals on the Eagle Property, we will not be profitable. Our ability to continue operations may be jeopardized.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we cannot provide investors with assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because of our recurring operating losses, stockholders’ deficit, historical working capital deficit and negative cash flow from operations, our auditor has raised substantial doubt about our ability to continue our business.  We need to continue as a going concern if our business is to achieve profitability.

We have received a report from our independent auditors on our financial statements for the fiscal year ended July 31, 2007, in which our auditors have included explanatory paragraphs indicating that our recurring losses and working capital deficit cause substantial doubt about our ability to continue as a going concern. By issuing this opinion, our auditors have indicated that they are uncertain as to whether we have the capability to continue our operations.  Our unaudited financial statements for the period ended October 31, 2007, also contain a going concern qualification.  If we are unable to generate significant revenue and/or raise additional financing, we will not have sufficient funds to continue engaging in the search for mineral deposits, to mine any of our properties, or to extract mineable mineral deposits.  In such case, we would have to cease operations.

Because of the speculative nature of exploration of mineral concessions and the unique difficulties and uncertainties inherent in the mineral exploration business, there is substantial risk that no commercially exploitable minerals will be found and that this business will fail.

Exploration for minerals is a speculative venture involving substantial risk.  New mineral exploration companies encounter difficulties, and there is a high rate of failure of such enterprises.  The expenditures we may make in the exploration of Eagle Property may not result in the discovery of commercial quantities of ore. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. In addition, problems such as unusual or unexpected mineral formations and other geological conditions often result in unsuccessful exploration efforts. In such a case, we may be unable to complete our business plan.  In addition, the search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins, the use of explosives, waste disposal, worker safety and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

Even if we discover commercial reserves of ore, we may not be able to successfully obtain commercial production.

The Eagle Property does not contain any known mineral reserves. If our exploration programs are successful in establishing mineral reserves capable of commercial production, we anticipate finding a joint venture partner who will fund the commercialization of the Eagle Property.  However, there is no guarantee that we would be able to find such a joint venture partner, and we have not entered into any negotiations with any potential joint venture partner.  If we do not find a joint venture partner, we will not have enough funds to commercialize the property, and we may have to cease operations or find an alternative method of fund raising.

As we undertake exploration of our mineral claims, we will be subject to compliance with government regulations that may increase the anticipated cost of our exploration program.

There are several governmental regulations that materially restrict mineral exploration or exploitation. We will be subject to federal, provincial, and local mining laws in Canada as we carry out our exploration program. Under Canadian mining law, engaging in certain types of exploration requires work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land.

While our planned exploration program includes a budget for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program.  In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

The production of minerals in British Columbia requires the approval of applicable governmental agencies. If we are unable to obtain such approval, we will not be able execute our business plan, and we will cease operations.

If we discover mineral reserves, of which there is no guarantee, we will be required to seek governmental approval before production of minerals begins.  There is no guarantee that we will obtain this approval. The costs and delay of obtaining such approval cannot be known in advance but could potentially have a material effect on our business operations. Accordingly, we may not become profitable even if we do locate minerals on our property due to the potential withholding of such production approval.

We currently depend on a single property.  If we do not find commercial reserves of ore on this property, we will not be able to generate revenue and may have to cease operations.

Our only mineral property at this time is the Eagle Property. We are solely dependent upon making a discovery at the Eagle Property for the furtherance of our business plan, unless we acquire another property, which we may not be able to do.  If we make an economic find at the Eagle Property, we would then be solely dependent upon a single mining operation for our revenue and profits, if any.

Because our directors have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our directors and officers intend to devote a limited amount of time to our affairs.  Strato Malamas intends to devote ten hours per week, while James Michael Stewart intends to devote approximately two hours per week.  Due to this limited involvement, we will rely heavily upon the consultants we retain to conduct work on our mineral properties.

Risks Relating to Our Common Stock:

Because our president, Mr. Strato Malamas, owns approximately 64% of our outstanding common stock, he will make and control corporate decisions that may be disadvantageous to minority shareholders.

Mr. Strato Malamas, our president and director, owns 2,750,000 shares, or approximately 64% of the outstanding shares, of our common stock. Accordingly, he has a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Malamas may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Because our assets and operations are located outside the U.S. and one of our officers and directors are non-U.S. citizens living outside of the U.S., U.S. investors may experience difficulties in attempting to enforce judgments based upon U.S. federal securities laws against us and our non-U.S. resident directors.  U.S. laws and/or judgments might not be enforced against us in foreign jurisdictions.

All of our operations are conducted outside of the United States, and all of our assets are located outside the United States.   In addition, our CEO and director, Strato Malamas, is a Canadian citizen.  (Our other director, James Stewart, is an American citizen.)  As a result, it may be difficult or impossible for U.S. investors to enforce judgments of U.S. courts for civil liabilities against us or against any of our individual directors or officers.   In addition, U. S. investors should not assume that courts in the countries in which our assets are located (i) would enforce judgments of U.S. courts obtained in actions against us based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us based upon these laws.

There is no active trading market for our common stock, and if a market for our common stock does not develop, our investors will be unable to sell their shares.

Our common stock is not presently quoted on any stock exchange or bulletin board. There is no public market for our shares and we cannot guarantee that such a market will develop. If an active public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment.

If a market for our common stock does develop, our common stock may be subject to the "penny stock" rules of the SEC, which would make transactions in our stock more difficult.

The trading market for our common stock, if it develops, may be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to make a special written determination that the penny stock is a suitable investment for the purchaser and to receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock and making it more difficult for holders of our stock to sell their shares, as long as the shares are subject to the penny stock rules.

USE OF PROCEEDS

GoEnergy will not receive any proceeds from this offering.  The selling shareholders will receive any proceeds from this offering.

DETERMINATION OF OFFERING PRICE

Until our stock is quoted on an exchange, the selling shareholders will sell their shares, if any, at the price of $0.05 per share.  This price was determined arbitrarily by management.  The offering price was not established through any consideration of actual book value, earnings per share, past operating history, recent sales transactions, or any other recognized criteria of value.  After our stock is quoted on the OTC Bulletin Board, if ever, we will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 549,550 shares of common stock offered through this prospectus.  These shares were acquired from us in a private placement that was exempt from registration under Regulation S of the Securities Act of 1933 during the months of March and April 2001.

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. GoEnergy will not receive any proceeds from the resale of the common stock by the selling stockholders. None of the selling shareholders are broker-dealers or affiliates of broker-dealers.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

	Ownership Before Offering			Ownership After Offering
Name	Shares	Percentage of class	Shares to be offered	Shares	Percentage
Atkinson, Kathe	100,000	2.31%	35,000	65,000	1.50%
Barker, Kati	20,000	0.46%	7,000	13,000	0.30%
Dalke, Traugott	20,000	0.46%	7,000	13,000	0.30%
Gilliland, E.	10,000	0.23%	3,500	6,500	0.15%
Gray, Peter and Moira	26,293	0.61%	9,250	17,043	0.39%
Grenier, Simone	100,000	2.31%	35,000	65,000	1.50%
Grohmueller, Reinhard	100,000	2.31%	35,000	65,000	1.50%
Harmat, Edith	10,000	0.23%	3,500	6,500	0.15%
Hartmann, Anne-Marie	100,000	2.31%	35,000	65,000	1.50%
Henne, Karen	6,000	0.14%	2,100	3,900	0.09%
Hotchen, Edna	100,000	2.31%	35,000	65,000	1.50%
Irving, Dean	10,000	0.23%	3,500	6,500	0.15%
Judd, Derek	40,000	0.93%	14,000	26,000	0.60%
Jurlsen, Neil	4,200	0.10%	1,500	2,700	0.06%
Kennedy, Suzanne	10,000	0.23%	3,500	6,500	0.15%
McCulloch, Kevin	100,000	2.31%	35,000	65,000	1.50%
Miller, Diane	4,000	0.09%	1,400	2,600	0.06%
Moran, Michael	50,000	1.16%	17,500	32,500	0.75%
Moran, Tom	50,000	1.16%	17,500	32,500	0.75%
Nicholls, Adele	20,000	0.46%	7,000	13,000	0.30%
Nyliram Enterprises Ltd. (a)	10,000	0.23%	3,500	6,500	0.15%
Oger, David	200,000	4.63%	70,000	130,000	3.01%
Penner, Ann	6,000	0.14%	2,100	3,900	0.09%
Read, Gail	100,000	2.31%	35,000	65,000	1.50%
Sabell, Peter	20,000	0.46%	7,000	13,000	0.30%
Scarfe, Vera	40,000	0.93%	14,000	26,000	0.60%
Scott, Eric	4,000	0.09%	1,400	2,600	0.06%
Shephard, Dudley	10,000	0.23%	3,500	6,500	0.15%
Skaaning, Suzanne	100,000	2.31%	35,000	65,000	1.50%
Sloan, Richard	4,400	0.10%	1,550	2,850	0.07%
Starling, Norman	20,000	0.46%	7,000	13,000	0.30%
Starling, Richard	10,000	0.23%	3,500	6,500	0.15%
Walton, Peter	10,000	0.23%	3,500	6,500	0.15%
Watkins, Susan	10,000	0.23%	3,500	6,500	0.15%
Watt, John	40,000	0.93%	14,000	26,000	0.60%
Watt, Nina	5,000	0.12%	1,750	3,250	0.08%
Wilkinson, Jack	100,000	2.31%	35,000	65,000	1.50%

(a) Jerry Klein is the control person of this entity.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.  The percentages are based on 4,319,893 shares of common stock outstanding on October 31, 2007.

The named parties beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The selling shareholders may not actually sell all of the securities being offered.

None of the selling shareholders:  (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or (2) has ever been one of our officers or directors.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

(1) on such public markets or exchanges as the common stock may from time to time be trading;

(2) in privately negotiated transactions;

(3) through the writing of options on the common stock;

(4) in short sales, or

(5) in any combination of these methods of distribution.

The selling shareholders are required to sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, if ever, and thereafter at prevailing market prices or privately negotiated prices.  The offering price has been arbitrarily determined by management.  The offering price was not established through any consideration of actual book value, earnings per share, past operating history, recent sales transactions, or any other recognized criteria of value.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

If any selling shareholder enters into an agreement, after the effective date of this registration statement, to sell his or her shares to a broker-dealer as principal, and the broker-dealer is acting as an underwriter, then we will file a post-effective amendment to this registration statement identifying the broker-dealer, providing the required information on the plan of distribution, revising registration statement disclosure and filing the agreement of sale as an exhibit to the registration statement. Concurrently, any such broker dealer must seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance department.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

(i)

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

(ii)

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws;

(iii)

contains a brief, clear, narrative description of a dealer market, including "bid" and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

(iv)

contains a toll-free telephone number for inquiries on disciplinary actions;

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

(v)

contains such other information and is in such form (including language, type, size, and format) as the Commission shall  require by rule or regulation.

The broker-dealer also must provide, prior to affecting any transaction in a penny stock, the customer:

(i)

with bid and offer quotations for the penny stock;

(ii)

the compensation of the broker-dealer and its salesperson in the transaction;

(iii)

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

(iv)

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Delaware is 2711 Centerville Road, Suite 400 Wilmington Delaware.

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors and their respective ages and positions as of the date of this prospectus are as follows:

Name	Age	Position

Strato Malamas	48	CEO, CFO, Director

James Michael Stewart	56	Director

Biographical Information

Strato Malamas

Strato Malamas has acted as our president, chief executive officer, secretary, treasurer and chief financial officer since our incorporation on May 2, 2001. Since 1983, he has been a licensed Realtor® involved in property development, sales and management. Mr. Malamas has been the principal of Brooklyn Property Management Limited, a private real estate management company, since 1984. He operated Pacific Aquaculture LTD, a salmon farm and salmon hatchery, from 1985 until 1991.  During the same time period, he also designed, manufactured, and distributed aquaculture equipment through is company Nor-Tec Sea Farm Equipment Ltd.  He has acted, and continues to act, as president and a director of KAL Energy, Inc. (formerly Patriarch, Inc.), a public mineral property exploration company, since 2001. KAL Energy, Inc. trades on the OTC:BB with a trading symbol of KALG.  Mr. Malamas spends approximately 25% of his business time, or 10 hours per week, on our operations.

James Michael Stewart

James Michael Stewart has acted as our director since February 19, 2002. He received his Bachelor of Arts degree in Pre-Law from the University of Alabama in 1974. He then proceeded to study finance and business at the University of Georgia. From 1975 to 1976, Mr. Stewart served as vice-president of Occidental Petroleum Corporation's chemical group in Dallas, Texas. In this position, he was directly involved in corporate management, national and global business strategy, as well as mergers acquisitions and divestments.  From 1987 to 1999, he acted as president and chief executive officer of Natural Gas Technologies, a independent Texas oil and gas producer. Since 2000, Mr. Stewart has acted as president of International Oil and Gas, Inc., a Delaware company involved in oil and gas exploration that trades on the National Quotation Bureau's pink sheets. Mr. Stewart spends approximately 3% of his business time, or 2 hours per week, on our operations.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of our officers, directors and employees.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the regulations of the Securities and Exchange Commission promulgated there under, require our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission, and provide us with copies of such reports.

Based solely on a review of the copies of the reports furnished to us, or written representations that no reports were required to be filed, we believe that during the fiscal year ended July 31, 2006 all Section 16(a) filing requirements applicable to our directors, officers, and greater than 10% beneficial owners were complied with.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of October 31, 2007. The information in this table provides the ownership information for each person known by us to be the beneficial owner of more than 5% of our common stock; each of our directors; each of our executive officers; and our executive officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership is based on 4,319,893 shares outstanding on October 31, 2007. There are no outstanding options which are exercisable or will be exercisable within 60 days after October 31, 2007.

Name and Address	Number of Shares Beneficially Owned	Percent of Class

Strato Malamas (1) # 2129 - 4951 Netarts Highway West Tillamook Oregon 97141 - 9467	2,750,000	64%

James Michael Stewart (1) 650 Timber Way Highland Village, Texas 76067	0	0%

All Officers and Directors (2 in number)	2,750,000	64%

(1) This person is an officer or director of GoEnergy.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General. Our authorized capital stock consists of 80,000,000 shares of common stock at a par value of $0.0001 per share and 20,000,000 shares of preferred stock at a par value of $0.0001 per share.

Our common stock and preferred stock collectively vote as one class.

Common Stock. As of October 31, 2007, there were 4,319,893 shares of our common stock issued and outstanding that were held by 38 stockholders of record.

Voting Rights. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Holders of a majority of the shares voting for the election of directors can elect all of the directors. Holders of our stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger, or an amendment to our Articles of Incorporation.  Common and preferred stock do not vote as separate classes.

Dividend Rights. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.

Liquidation Rights. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock.

Conversion and Redemption Rights. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock.  As of October 31, 2007, there were no shares of our preferred stock issued and outstanding.

Voting Rights. Holders of our preferred stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of preferred stock do not have cumulative voting rights. Therefore, holders of a majority of the shares (preferred and common) voting for the election of directors can elect all of the directors. Holders of our stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger, or an amendment to our Articles of Incorporation.

Dividend Rights. Holders of preferred stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.

Liquidation Rights. In the event of a liquidation, dissolution or winding up, each outstanding share (common and preferred) entitles its holder to participate pro rata in all assets that remain after payment of liabilities.

Conversion and Redemption Rights. Holders of our preferred stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our preferred stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

None.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

 Our officers and directors are indemnified as provided by the Delaware Revised Statutes and our bylaws.

Under the Delaware Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation.   That is not the case with our articles of incorporation. Excepted from that immunity are:

(1)

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)

a transaction from which the director derived an improper personal profit; and

(4)

willful misconduct.

We will indemnify our directors and officers to the fullest extent not prohibited by Delaware law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)

such indemnification is expressly required to be made by law;

(2)

the proceeding was authorized by our Board of Directors;

(3)

such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Delaware law; or

(4)

such indemnification is required to be made pursuant to the bylaws.

We will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

No advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Summary

We were incorporated on May 2, 2001 under the laws of the state of Delaware. After raising initial capital for operations between May 2, 2001 and July 31, 2001, we commenced reviewing various oil and gas property acquisition opportunities. We reviewed potential properties until March 2002.

In March 2002, we acquired a 25% working interest and a 19.50% net revenue interest in oil and gas leases located in Hood County, Texas. In the same month, we also acquired a 1% working interest, and corresponding 0.78% net revenue interest, in another property located in Hood County known as the Tolar Property.  Tests performed on the properties did not indicate a commercial potential for either property so operations were ceased on both properties.  GoEnergy has abandoned its interest in the Hood County Property and in the Tolar Property.

In March 2005, Dave Heyman staked a property claim for us in British Columbia, Canada, known as the Eagle Property.  On April 2, 2005, we purchased a 100% interest in this property from Mr. Heyman for $4,000, which was paid on that date.  The funds for this purchase came from GoEnergy’s working capital, which consisted of funds from a private placement and loans from the President.

In 2001, we hired an independent consultant, Jack Upton, to guide GoEnergy through the process of becoming a public company. After the process was initiated, management determined that this consultant did not have the expertise for which GoEnergy had hoped, and his contract was terminated. The consultant was paid a total of $49,000 before his contract was terminated.  He agreed to repay these funds, and the obligation was secured by a promissory note.  To date we have not received any funds secured by the promissory note. On January 30, 2007, the consultant passed away suddenly, and GoEnergy will be making a claim against his estate.

We are currently in the exploration stage. We plan to ultimately engage in the exploration of mineral properties and to exploit mineral reserves we discover that demonstrate economic feasibility, if any. We have no plans to merge with or acquire another business entity.

Previous Exploration Properties

We own a 1% working interest, and corresponding 0.78% net revenue interest in an oil and gas lease covering 40 acres located three miles south of Tolar, Hood County, Texas, known as the Tolar Property. In addition, we acquired a 25% working interest and corresponding 19.5% net revenue interest in a 111.89-acre lease located in Hood County, known as the Hood County Prospect. A “working interest” relates to the gross percentage that the holder of the interest must pay for expenses relating to the property or will receive from proceeds of the property. The “net revenue interest” is the “working interest” less any leasehold royalty interests held by third parties.

The Tolar Property and the Hood County Prospect are located approximately three miles south of the town of Tolar in southwestern Hood County, Texas. The area is bound by the Hood County line on the west and Highway 56 on the east. The north line is approximately one mile north of Highway 377 near Tolar, Texas and extends to the town of Paluxy on the south.

International Oil and Gas, Inc. leased the rights to extract oil and gas from both of these properties.  In 2004, International Oil and Gas ceased to hold these leases, and our agreements with International Oil and Gas were terminated.  Consequently, any interest we had in the properties was terminated.

Tolar Property

Pursuant to an Assignment of Oil and Gas Lease dated April 18, 2002, we acquired an undivided 1% working interest, and corresponding 0.78% net revenue interest in an oil and gas lease covering 40 acres located three miles south of Tolar, Hood County, Texas for consideration of $7,500 paid to International Oil and Gas, Inc., a private Delaware company. One of our directors, James Michael Stewart, acts as the president of International Oil and Gas, Inc.

In order to maintain our 1% working interest in the property, we were required to fund 1% of all costs associated will the drilling of a test well on the property. The cost of this test well was estimated to be $463,547. International Oil and Gas, Inc. was responsible for the remaining 99% of the drilling costs relating to the Tolar property. GoEnergy abandoned this property because International Oil and Gas lost the rights to extract minerals from the properties.  GoEnergy’s interest in the property was a sublease from International Oil and Gas so GoEnergy lost its rights when International Oil and Gas lost its rights.  GoEnergy did not expend any funds on operations, drilling, or exploration on the Tolar Property.

Hood County Prospect

Pursuant to a separate farmout agreement dated March 10, 2002, as amended, we paid $12,500 to International Oil and Gas, Inc. in consideration of it granting to us a 25% working interest and corresponding 19.5% net revenue interest in a 111.89 acre land parcel located in Hood County, Texas. These funds came from our working capital.  One of our directors, James Michael Stewart, acts as president of International Oil and Gas, Inc.

In order to maintain our 25% working interest in the property, we were required to fund 100% of all costs associated with the drilling of a test well on the property. The cost of this test well was estimated to be $463,500, including completion costs.   Our agreement with International Oil and Gas, Inc. required us to commence, or cause to be commenced, the drilling of the well by February 15, 2004.  However, our agreement with International Oil and Gas was terminated after that company ceased to lease the right to extract minerals from the property.  GoEnergy’s interest in the property was a sublease from International Oil and Gas so GoEnergy lost its rights when International Oil and Gas lost its rights.  GoEnergy did not expend any funds on operations, drilling, or exploration on the Hood County Prospect.

Current Property

On April 2, 2005, we purchased two mineral claims on a property near Harrison Mills, British Columbia (the “Eagle Property”).  We purchased these claims from Dave Heyman for $4,000.  The funds to purchase these claims came from our general working capital.

The Eagle Property is without known reserves. Our proposed exploration programs are exploratory in nature.

Location

The property is located approximately 38 km north of Harrison Mills in southwestern, British Columbia within the New Westminster Mining Division within the Coastal Mountains and consists of two claims totaling 377.363 hectares (approximately 932.48 acres).

The Eagle Property can be accessed from Harrison Mills by well-maintained logging roads, which provide access to various parts of the property.  The higher elevations on the property can only be reached on foot or by a helicopter.  Elevations range from 2,000 to 4,500 feet above sea level, and the topography is moderately steep.   The following maps illustrate the location.

HARRISON
LAKE
Mystery Creek
Eagle
Claims
Hale Creek
Long
Island
Mt McRae
Mt Downing
Chehalis Lake
Cartmell Creek
Mt Klauot
Mt Keenan
Echo Island
Chehalis River
Harrison
Hot Springs
N
0 km
8 km
SCALE
BRITISH
COLUMBIA
Eagle
Claims
Vancouver

GoEnergy Inc.

EAGLE PROPERTY
New Westminster Mining Division,
British Columbia
NTS 092G/9E

LOCATION MAP

Date: April 2005	Figure No. 1

Shrew
Showing
R-2, 3 &4
R-1
EAGLE
Zn-Cu
Showing
EAGLE
2
ACCESS ROAD
Eagle Creek
0 m
SCALE
800 m

Claim Boundary

1992 Float Discoveries

R-1 -0.113%Cu, 0.59% Zn, 4.7 g/t Ag

R-2 - 2.33%Cu, 5.5%Zn, 3.99% Pb, .28g/t Au, 115.5 g/t Ag

R-3 - 2.68%Cu, 4.43%Zn, 2.58%Pb, .31g/t Au, 95.3 g/t Ag

R-4 -1.11%Cu, 0.8%Zn, 0.6%Pb, 0.2g/tAu, 27.6 g/t Ag

1992 Soil Grid

GoEnergy Inc.	
EAGLE PROPERTY New Westminster Mining Division, British Columbia NTS 092G/9E	
PROPERTY MAP	
Date: April 2005	Figure No. 2

Claim Status

Tenure Number/ Name	Recording Date	Due Date	Mining Division	Number of Hectares
509975 Eagle	March 31, 2005	June 1, 2007	New Westminster	314.465
509976 Eagle 2	March 31, 2005	June 1, 2007	New Westminster	62.898

History

Since 1972, sporadic exploration has occurred on the Eagle Property.  Small work programs consisting of prospecting, geochemical soil sampling, stream sampling, mapping, geophysics and prospecting have occurred. Geophysics is a technique for exploring for minerals using electromagnetic impulses and the various resistances of the rocks to the conduction of the electromagnetic signals generated by the equipment.  The conductivity of the rocks is compared to known rock formations to help indicate the types of rock that may be found underground where the geophysical work is done.

In 1972, 1976, and 1977, Chevron Canada, Ltd. performed limited exploration activities on the Eagle Property.  Some of these activities were geochemical sampling, geological mapping and reconnaissance prospecting.  Several areas of massive to semi massive pyrite was isolated during this work program, most of which have coincident but untested copper, lead, and zinc geochemical anomalies.  There were only a few assays returned for gold. Chevron had kept the property in good standing for several years and later allowed it to lapse.

The Eagle Property was restaked by Mr. J. Cuttle on April 23, 1989.  In 1991, Cuttle performed stream sediment sampling, rock sampling, and reconnaissance sampling and mapping.  These activities were only performed on a small portion of the Eagle Property.  In 1992, Cuttle performed work consisting of prospecting, soil sampling and geological mapping.  A soil grid was taken over the area.

Geology

The Eagle Property is without known reserves. Our proposed exploration programs are exploratory in nature.

Glossary of geological terms:

Alteration:  Any change in the mineralogic composition of a rock brought about by physical or chemical means, esp. by the action of hydrothermal solutions; also, a secondary, i.e., supergene, change in a rock or mineral. Alteration is sometimes considered as a phase of metamorphism, but is usually distinguished from it because of being milder and more localized than metamorphism is generally thought to be.

Amygdaloidal:  Said of rocks containing amygdules and of the structure of such rocks; e.g., certain basaltic lava sheets on Keweenaw Point, Lake Superior, which have amygdules filled with native copper, and are important sources of the metal.

Amygdule: A gas cavity or vesicle, in an igneous rock, that is filled with such secondary minerals as calcite, quartz, chalcedony, or a zeolite.

Argillite:  A compact rock, derived either from mudstone (claystone or siltstone), or shale, that has undergone a somewhat higher degree of induration than mudstone or shale but is less clearly laminated and without its fissility, and that lacks the cleavage distinctive of slate.

Block (fault):  A type of normal fault in which the crust is divided into structural or fault blocks of different elevations and orientations.

Chalcopyrite:  A mineral, a sulphide of copper and iron, CuFeS2; sometimes called copper pyrite or yellow copper ore.

Conformable:  Successive beds or strata are conformable when they lie one upon another in unbroken and parallel order and no disturbance or denudation took place at the locality while they were being deposited. If one set of beds rests upon the eroded or the upturned edges of another, showing a change of conditions or a break between the formations of the two sets of rocks, they are unconformable.

Cretaceous:  Name applied to the third and final period of the Mesozoic Era. Extensive marine chalk beds were deposited during this period which covered the span of time between 65 and 136 million years before present.

Diorite:  Coarse-grained igneous rock with composition of andesite (no quartz or orthoclase feldspar), composed of 75 percent plagioclase feldspars and balance ferromagnesian silicates.

Disseminated: Said of a mineral deposit (esp. of metals) in which the desired minerals occur as scattered particles in the rock, but in sufficient quantity to make the deposit an ore. Some disseminated deposits are very large.

Dyke:  A tabular igneous intrusion or pluton that cuts across the planar structures of the surrounding rock.

Fault:  Surface or zone of a rock fracture or rupture along which has been displacement or differential movement.

Feldspar:  A monoclinic or triclinic mineral with the general formula XZ4 O 8 where (X= Ba,Ca,K,Na,NH4 ) and (Z= Al,B,Si); a group containing two high-temperature series, plagioclase and alkali feldspar; the most widespread of any mineral group constituting 60% of the Earth's crust, feldspar occurs in all rock types and decomposes to form much of the clay in soil.

Felsic:  A term applied to light-colored rocks containing an abundance of felsdspar, quartz and muscovite. Also applied to the minerals themselves.

Fresh:  Said of a rock surface that has not been subjected to or altered by surface weathering – such as rock newly exposed by breaking or fracturing.

Gossan:  An iron-bearing weathered product overlying a sulphide deposit. It is formed by the oxidation of sulphide minerals and the leaching-out of the sulphur and most metals, leaving hydrated iron oxides and rarely sulfates.

Hydrothermal alteration:  Alteration of rocks or minerals by the reaction of naturally-heated hot water with preexisting solid phases.

Induration: The hardening of a rock or rock material by heat, pressure, or the introduction of cementing material; the process by which relatively consolidated rock is made harder or more compact; lithification.

Intrusive: Of or pertaining to intrusion of magma (molten rock) into pre-existing rock - both the processes and the rock so formed.

Jurassic:  The second period of the Mesozoic Era (after the Triassic and before the Cretaceous), thought to have covered the span of time between 190 million years and 135 million years ago; also, the corresponding system of rocks. It is named after the Jura Mountains between France and Switzerland, in which rocks of this age were first studied.

Magnetite: A mineral; iron oxide, Fe3O4. Black; strongly magnetic. Important ore of iron.

Massive:  Said of a mineral deposit characterized by a great concentration of ore in one place, as opposed to a disseminated or vein deposit.  Said of any rock that has a homogeneous texture or fabric over a wide area, with an absence of layering, foliation, cleavage, or any similar directional structure.

Phenocryst:  A crystal significantly larger than crystals of surrounding minerals.

Plug:  A vertical, pipelike intrusive or body of magma that represents the conduit to a former volcanic vent; a neck.

Porphyry: An igneous rock of any composition that contains conspicuous phenocrysts in a fine-grained groundmass.  The rock name descriptive of the groundmass composition usually precedes the term; e.g., diorite porphyry.

Pyrrhotite: A monoclinic and hexagonal mineral, FeS ; invariably deficient in iron; variably magnetic; metallic; bronze yellow with iridescent tarnish; in mafic igneous rocks, contact metamorphic deposits, high-temperature veins, and granite pegmatites.

Quartz: A silicate mineral, SiO2, composed exclusively of silicon and oxygen; an important rock-forming mineral.

Sediment: Solid fragmental material that originates from weathering of rocks and is transported or deposited by air, water, or ice, or that accumulates by other natural agents, such as chemical precipitation from solution or secretion by organisms, and that forms in layers on the Earth's surface at ordinary temperatures in a loose, unconsolidated form; e.g., sand, gravel, silt, mud, alluvium.

Tuff: A rock consolidated from volcanic ash.

Tuffaceous: Said of sediments containing up to 50% tuff.

Volcanic: Characteristic of, pertaining to, situated in or upon, formed in, or derived from volcanoes;  extrusive.

Much of the Eagle Creek area, although highly faulted, includes a variety of incomplete stratigraphic sections of hydrothermally altered Mid Jurassic Harrison Lake felsic and intermediate volcanics. Overlying this are tuffaceous Echo Island Member and the conformable black siliceous argillites of the Mysterious Creek Formation.  Bedding is generally very flat to the west and southeast approximately 20-45 degrees. Intruding these volcanics, and to varying degrees the sediments, are a variety of moderately altered feldspar porphyry and quartz diorite plugs and dykes, most of which to date are small intrusives of less than 20 metres in width. Their location suggests they underlie parts of the extensive gossan zone found on the property, upper Alder Cr. on Eagle 1 (now Eagle). Other small and relatively fresh intrusives are found trending along the eastern portion of Eagle 3 (now Eagle). This quartz feldspar porphyry intrusive tongue is post volcanic and more probably related to the underlying Cretaceous Coast Mountain Intrusives.  At least three Northeast/Southwest trending faults (both normal and strike slip), found along the north ends of both the Eagle 1 and 3(now Eagle) claims, cut these gossanous zones forming block faulted contacts. From previous work, these faults are known to host disseminated chalcopyrite, sphalerite, magnetite and pyrrhotite mineralization. These faults are commonly identified by hosting grey amygdaloidal massive basalt dykes (<2 m) and from regional interpretations may isolate hot spring activity, or form important Tertiary feeder zones similar to mineralization at Doctors Point where they intersect older northwest rending steep angled thrust structures.  No discrete northwest structures have yet been isolated on the property. Apart from these broad descriptions, very little geological mapping has been done to accurately place the stratigraphic successions within a known geological group. It is believed from field observation of sedimentary rocks in the Mystery Creek area that these Middle to Upper Jurassic sediments are very similar to what outcrops on Eagle 1 and 3 (now Eagle).

Budget

We plan to conduct additional surface reconnaissance work to better identify areas with visual mineralization and to better map the Eagle Property.  We would also extend the 1992 soil grids towards the south.  The proposed budget for the first phase of exploration, consisting of reconnaissance mapping and sampling, is approximately $6,190.  These funds would come from our working capital.  The proposed budget for the second phase of exploration, consisting of grid mapping and sampling and the extension of the soil grid to the south, is approximately $16,250.  These funds would come from our working capital.  The final phase of exploration, which will occur only if the board of directors of GoEnergy determine that the results of the first two phases warrant further exploration, would consist of trenching and mapping.  The approximate budget for this phase is $126,500.  After each phase, management will determine whether or not further exploration is warranted.  If the second or third phases of exploration are warranted, we do not have enough capital available to us to make such expenditures, and we therefore would have to raise the additional capital.  We do not have any sources of capital available to us at this time.  Our President, Strato Malamas, is expected to provide funds for the second and third phases if no other funds are available; however, he is not obligated to do so.  If management determines that further exploration is not warranted, we will cease exploration on the Eagle Property.

Competition

We compete with other mining and exploration companies in connection with the acquisition of mining claims and leases on gold and other precious metals prospects and in connection with the recruitment and retention of qualified employees.  Many of these companies are much larger than we are, have greater financial resources and have been in the mining business much longer than we have.  As such, these competitors may be in a better position through size, finances and experience to acquire suitable exploration properties.  We may not be able to compete against these companies in acquiring new properties and/or qualified people to work on any of our properties.

There is significant competition for the limited number of gold and silver acquisition opportunities available and, as a result, we may be unable to continue to acquire attractive gold and silver mining properties on terms we consider acceptable.

Given the size of the world market for gold and silver relative to individual producers and consumers of gold and silver, we believe that no single company has sufficient market influence to significantly affect the price or supply of gold and silver in the world market.

Governmental Regulations

Our business is subject to various levels of government controls and regulations, which are supplemented and revised from time to time. Any mineral exploration activities conducted by GoEnergy require permits from governmental authorities.  The various levels of government controls and regulations address, among other things, the environmental impact of mining and mineral processing operations and establish requirements for the decommissioning of mining properties after operations have ceased. With respect to the regulation of mining and processing, legislation and regulations in various jurisdictions establish performance standards, air and water quality emission standards and other design or operational requirements for various components of operations, including health and safety standards. Legislation and regulations also establish requirements for decommissioning, reclamation and rehabilitation of mining properties following the cessation of operations and may require that some former mining properties be managed for long periods.  In addition, in certain jurisdictions, we may be subject to foreign investment controls and regulations governing our ability to remit earnings abroad.

The need to comply with applicable laws, regulations and permits will increase the cost of operation and may delay exploration. All permits required for the conduct of mining operations, including the construction of mining facilities, may not be obtainable, which would have an adverse effect on any mining project we might undertake.  Additionally, failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing exploration to cease or be curtailed.  Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Amendments to current governmental laws and regulations affecting mining companies, or the more stringent application thereof, could adversely affect GoEnergy’s operations.  The extent of any future changes to governmental laws and regulations cannot be predicted or quantified.  Generally, new laws and regulations result in increased compliance costs, including costs for obtaining permits, delays or fines resulting from loss of permits or failure to comply with the new requirements.

We believe that we are in compliance with all material current government controls and regulations at each of our properties.

Compliance with Environmental Laws

Our current exploration activities and any future mining operations (of which we currently have none planned) are subject to extensive laws and regulations governing the protection of the environment, waste disposal, worker safety, mine construction, and protection of endangered and protected species. We expect to make significant expenditures to comply with such laws and regulations. Future changes in applicable laws, regulations and permits or changes in their enforcement or regulatory interpretation could have an adverse impact on our financial condition or results of operations.  In the event that we make a mineral discovery and decide to proceed to production, the costs and delays associated with compliance with these laws and regulations could stop us from proceeding with a project or the operation or further improvement of a mine or increase the costs of improvement or production.

Employees

We have no employees.  We anticipate that we will engage independent contractors during our exploration phase.

MANAGEMENT'S DISCUSSION AND ANALYSIS

Plan of Operations

Our business plan is to proceed with the exploration of the Eagle Property to determine whether it contains commercially exploitable reserves of gold, silver or other metals.

We intend to explore the Eagle Property in three separate phases.

Milestones

Phase One

We anticipate that the first exploration stage will cost approximately $6,200.       We do not have enough capital available to us at this time to make such expenditures, and we therefore would have to raise the additional capital.  We do not have any sources of capital available to us at this time.  Our President, Strato Malamas, is expected to provide funds for the first phase if no other funds are available; however, he is not obligated to do so

In this phase, we intend to engage a geologist and field assistant as independent contractors to take thirty surface samples on the property.   The samples are intended to identify areas with visual mineralization and to map the property.  The geologist will then prepare a report about the samples for GoEnergy.  Management will review the report and determine whether further exploration on the Eagle Property is warranted.  If so, GoEnergy will proceed to Phase Two of the exploration plan.  If further exploration is not warranted, GoEnergy will cease operations on the Eagle Property and begin looking for another mineral exploration property.  Neither the geologist nor the field assistant has been hired.  We expect that this phase will take approximately four days of fieldwork to complete, as well as 30 days for data compilation.  We plan to finish this phase by April  30, 2008.

Phase Two

The second phase of exploration is expected to cost approximately $16,500.     If this phase of exploration is warranted, we do not have enough capital available to us at this time to make such expenditures, and we therefore would have to raise the additional capital.  We do not have any sources of capital available to us at this time.  Our President, Strato Malamas, is expected to provide funds for the second phase if no other funds are available; however, he is not obligated to do so.

During this phase of testing, we intend to extend the soil grid (that was begun in 1992) further south and to map the rest of the property.  The soil grid will help to determine the origin of the boulders and extensions of mineralized area seen on the Eagle Property.  We also plan to hire a geologist as an independent contractor to take 100 samples of the property and to analyze them.  We have not yet hired this geologist.  The geologist will prepare a report for GoEnergy.  Based on this report, management will determine whether or not to continue exploration on the Eagle Property.  If further exploration is not warranted, GoEnergy will cease operations on the Eagle Property and begin looking for another mineral exploration property.  We expect that this phase will take approximately 6 weeks to complete.  We plan to finish this phase by August 30, 2008.

Phase Three

The final phase of exploration, if warranted, is expected to cost approximately $126,500.  If the final phase of exploration is warranted, we do not have enough capital available to us to make such expenditures, and we therefore would have to raise the additional capital.  We do not have any sources of capital available to us at this time.  Our President, Strato Malamas, is expected to provide funds for the third phase if no other funds are available; however, he is not obligated to do so.

In this stage of exploration, the geologist will take approximately eight hundred samples of the property.  He will also conduct trenching and use geophysics to compile a report on the property.  (Ground-based geophysics is a technique for exploring for minerals using electromagnetic impulses and the various resistances of the rocks to the conduction of the electromagnetic signals generated by the equipment.  The conductivity of the rocks is compared to known rock formations to help indicate the types of rock that may be found underground where the geophysical work is done.)    If the report indicates the presence of a mineral deposit, management will determine whether it is economically feasible to put such deposit into commercial production.  If GoEnergy decides to engage in commercial production, it will need to acquire additional funds.  We expect that this phase will take approximately 16 weeks to complete.  We plan to finish this phase by August 30, 2009.

Our cash reserves are not sufficient to meet our obligations for phase one of exploration, which we hope to have finished by April 30, 2008, or to meet our obligations for the next twelve-month period or for the second or third phases of exploration. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock in the future. We may also seek to obtain a short-term loan from our president, although no such arrangement has, as yet, been made and he is under no obligation to provide such loan. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our president to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.   Our President, Strato Malamas, is expected to provide funds for the second and third phases if no other funds are available; however, he is not obligated to do so.

We are not involved in any research and development on the Eagle Property.  Also, as we are in the exploration phase, we do not anticipate purchasing any plants or significant equipment.  In the event that we did discover a mineral deposit, of which there is no guarantee, we would need to expend substantial amounts of capital to put the Eagle Property into production, if so warranted.  The amount of such expenditures is indeterminable at this time, as we do not have any exploitable ore reserves and, considering the current stage of exploration on the properties, have no way to determine such expenditures.  Such expenditures are dependent upon the size of the ore body (if any), the grade of the ore and the type of mining that is required to extract any minerals that may be found.  Regardless, we do not have enough capital available to us to make any such expenditures that would be required to put any mineral property into production, and we therefore would have to raise the additional capital or, if possible, enter into a joint venture for the production phase.  If we were to form a joint venture, we cannot assess what our final position in the project would be.  We do not have any sources of capital available to us at this time to fund such a project if one should be discovered.

Results of Operations

GoEnergy was committed to pay $85,000 to an independent consultant, Jack Upton, to take GoEnergy public.  The Company had paid $49,000, of which $14,000 was paid during the year ended July 31, 2002 and $35,000 was paid during the period from inception (May 2, 2001) to July 31, 2001.  The contract was terminated during the year ended July 31, 2002 and the consultant agreed to repay the company $49,000, secured by a non-interest bearing promissory note.  To date we have not received any funds secured by the promissory note. On January 30, 2007, the consultant passed away suddenly and the company will be making a claim against his estate.

Fiscal year ended July 31, 2007 compared to the fiscal year ended July 31, 2006

We have not had any revenue since our formation.  For the year ended July 31, 2006 we had minimal investment income $85.

General and administrative expenses increased from $490 for the fiscal year ended July 31, 2006 to $71,581 for the fiscal year ended July 31, 2007.  This increase of approximately $71,000 was due to increase in audit fees and professional fees and as a result of bad debt on a promissory note.

The net loss for the fiscal year ended July 31, 2007 was $71,581, an increase  of $8,835 from the loss for the fiscal year ended July 31, 2005, which was $9,240.  This decrease was due to a decrease in mineral property expenses and general and administrative expenses, as discussed above.

Three months ended October 31, 2007 compared to the three months ended October 31, 2006

We have not had any revenue since our formation, and did not had any investment income for either the three months ended October 31, 2007 or the three months ended October 31, 2006.

General and administrative expenses for the three months ended October 31, 2007 were $3,748 as compared to general and administrative expenses of $2,256 for the three months ended October 31, 2006.  The increase was the result of an increase in professional fees.  Since we had no revenue for either period, our net loss for the three month periods ended October 31, 2007 and October 31, 2006, was equal to the amount of our general and administrative expenses for each period.

Liquidity

Cash on hand at October  31, 2008 was $$2,412 compared to $$1,160 at July 31, 2007.  The increase in cash on hand was the result of an additional $5,000 demand non-interest bearing loan from our president during the period. As of October 31, 2007, we had a working capital deficiency of $52,588.

Cash provided (used) by operating activities.

Cash used in operating activities increased from $2,266 for the three months ended October 31, 2006 to $3,748 for the three months ended October 31, 2007.  This increase  was due to an increase in net loss, as discussed above

Cash provided by financing activities

Cash provided by financing activities increased by $5,000 during the three months ended October 31, 2007 as a result of an increase  in loans from a related party, as described in the “Certain Relationships and Related Transactions” section below.

Critical Accounting Policies

Translation of Foreign Currency

The functional currency and the reporting currency is the United States Dollar.

Monetary assets and liabilities are translated at the current rate of exchange.

The weighted average exchange rate for the period is used to translate revenue, expenses, and gains or losses from the functional currency to the reporting currency.

Gains or losses from foreign currency transactions are recognized in current net income.

Fixed assets are measured at historical exchange rates that existed at the time of the transaction.

Depreciation is measured at historical exchange rates that existed at the time the underlying fixed asset was acquired.

Capital accounts are translated at their historical exchange rates when the capital stock is issued.

Mining Properties and Exploration Costs

Exploration costs and costs of acquiring mineral properties are charged to operations in the year in which they are incurred, except where these costs relate to specific properties for which economically recoverable resources are estimated to exist, in which case they are capitalized.

Mining properties are, upon commencement of production, amortized over the estimated life or are written off if the property is abandoned or if there is considered to be a permanent impairment in value.

Investments in mining properties over which GoEnergy has significant influence but not joint control are accounted for using the equity method.

Site Restoration and Post Closure Costs

Expenditures related to ongoing environmental and reclamation activities are expensed, as incurred, unless previously accrued.

Provisions for future site restoration and reclamation and other post closure costs in respect of operating facilities are charged to operations over the estimated life of the operating facility, commencing when a reasonably definitive estimate of the cost can be made.

Off-Balance Sheet Arrangements

We do not have any material off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

Our executive offices are located at # 2129 - 4951 Netarts Highway West

Tillamook Oregon 97141 - 9467. Mr. Strato Malamas, our president, provides this office space to us free of charge.  We have no lease with Mr. Malamas.  These offices are suitable for our current needs, and we will use these offices for the foreseeable future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 1, 2002, Strato Malamas, CEO of GoEnergy, loaned to GoEnergy $20,000.  This loan is unsecured and bears no interest.  The loan has no fixed repayment terms.

On April 27, 2005, Strato Malamas loaned GoEnergy $5,000.  This loan is unsecured and bears no interest.  The loan has no fixed repayment terms.

On July 20, 2006, Strato Malamas loaned GoEnergy $15,000.  This loan is unsecured and bears no interest.

On April 15, 2007, Strato Malamas loaned GoEnergy $10,000.  This loan is unsecured and bears no interest.  The loan has no fixed repayment terms.

During the three month period ended October 31, 2007, Mr. Malamas made an additional $5,000 loan to GoEnergy.  The additional loan has no fixed repayment terms.

Mr. Malamas may, but is not obligated to, lend GoEnergy additional funds to cover operating costs in the near future, if needed.

GoEnergy has repaid $0 to Mr. Malamas and currently owes him $55,000, as of October 31, 2007.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

There are currently no outstanding options or warrants to purchase, or security convertible into, common shares of GoEnergy.  GoEnergy is not publicly offering and not proposing to publicly offer any common shares.

None of our common equities are subject to any outstanding options, warrants to purchase, or securities convertible into, common stock. We have not agreed to register any common stock under the Securities Act for sale by our security holders, although we reserve the right to do so in the future. Other than this offering, there are no common equities of GoEnergy that are being, or have been proposed to be, publicly offered by us, the offering of which could have a material effect on the market price of our common stock.

The Securities and Exchange Commission has issued an interpretative letter which concludes that promoters and affiliates of a blank check company and their transferees are not entitled to rely upon the exemption from registration provided by Rule 144 for purposes of resales of their shares.  Accordingly, any of our shares held by persons who may be deemed to be our promoters or affiliates, or their transferees, may only resell their securities through a registered offering.  We estimate that this affects 2,750,000 shares.

Our outstanding common shares are held by 38 shareholders of record.  There are no outstanding preferred shares.

We have not paid cash dividends in the past, nor do we expect to pay cash dividends for the foreseeable future. We anticipate that earnings, if any, will be retained for the development of our business.

EXECUTIVE COMPENSATION

Summary Compensation Table

		Annual Compensation			Long Term Compensation

Name And Principal Position	Fiscal year Ended July 31	Salary	Bonus	Stock Awards ($)	Securities Underlying Options	Total Compensation
Strato Malamas, CEO and CFO	2005 2006 2007	$0 $0 $0	$0 $0 $0	$0 $0 $0	N/A N/A N/A	$0 $0 $0

Future compensation of officers will be determined by the Board of Directors based upon the financial condition, financial requirements and performance of GoEnergy, and individual performance of each officer.

Options Grants During the Last Fiscal Year

No stock options have been granted to officers, directors or employees since the formation of GoEnergy.

Director Compensation

At this time, no compensation has been scheduled for members of the Board of Directors or officers, and no compensation has been paid for the last year. The following table provides summary information concerning compensation awarded to, earned by, or paid to any of our directors for all services rendered to the Company in all capacities for the fiscal year ended July 31, 2007.

Name	Salary/Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings	All other Compensation	Total Compensation
Strato Malamas	--	--	--	--	--	--	--
John Michael Stewart	--	--	--	--	--	--	--

Employment Agreements

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by GoEnergy for the benefit of its employees.  GoEnergy does not have any employment agreements with any officers or employees.

CHANGES IN OUR CERTIFYING ACCOUNTANT

On or about April 27, 2005, the Board of Directors decided to change auditors from Pannell Kerr Forster (“PKF”) to Moen & Company.   Because GoEnergy owed unpaid fees to PKF which would have impacted PKF’s status as independent auditors under the SEC rules, GoEnergy changed auditors to Moen & Company.

The reports of PKF on GoEnergy's financial statements for the fiscal years ended July 31, 2002, and July 31, 2001 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to any uncertainty, audit scope, or accounting principle.

During the two most recent fiscal years before the change of auditors (ended July 31, 2001 and July 31, 2002) and during the subsequent period up to the date of this report, there have been no disagreements with PKF on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.   There were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K, during GoEnergy's two most recent fiscal years previous to the change of auditors (ended July 31, 2002 and July 31, 2001) and to the date of this Report.

On July 31, 2004, the Board of Directors of GoEnergy engaged the firm of Moen & Company, as independent accountant to audit GoEnergy’s financial statements for the periods ending July 31, 2004 and July 31, 2003.

The reports of Moen & Company on GoEnergy's financial statements for the fiscal years ended July 31, 2003, and July 31, 2004 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to any uncertainty, audit scope, or accounting principle.

During the two most recent fiscal years before the change of accountants (ended July 31, 2002 and July 31, 2001), and any interim period before the change of accountants, neither GoEnergy nor anyone on its behalf consulted with Moen & Company, regarding the application of accounting principles to a specified transaction whether completed or uncompleted, the type of audit opinion that might be rendered on GoEnergy’s financial statements or as to any matter that was either the subject of a disagreement with the previous independent auditor or was a reportable event.

On or about June 15, 2006, Moen & Company notified the Company that effective as of June 30, 2006, they were retiring and consequently were resigning as the Company’s auditors for the fiscal year ending July 31, 2005 and subsequent years.

The report of Moen & Company on the Company's financial statements for the fiscal year ended July 31, 2004 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to any uncertainty, audit scope, or accounting principle.  During the two most recent fiscal years (ended July 31, 2005 and July 31, 2006) and during the subsequent interim period from August 1, 2006 up to the date of this report, there have been no disagreements with Moen & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.   There were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K, during the Company's two most recent fiscal years (ended July 31, 2005 and July 31, 2006) and from August 1, 2006 to the date of this Report.

On July 22, 2006, the Board of Directors of the Company engaged the firm of Moore and Associates, Chartered Accountants and Advisors, as independent accountant to audit the Company’s financial statements for the period ending July 31, 2005, July 31 2006 and July 31, 2007.

During the two most recent fiscal years (ended July 31, 2006 and July 31, 2007), and from August 1, 2006 until September 22, 2006, neither the Company nor anyone on its behalf consulted with Moore and Associates, Chartered Accountants and Advisors, regarding the application of accounting principles to a specified transaction whether completed or uncompleted, the type of audit opinion that might be rendered on the Company’s financial statements or as to any matter that was either the subject of a disagreement with the previous independent auditor or was a reportable event.

LEGAL MATTERS

Frascona, Joiner, Goodman and Greenstein, P.C. of Boulder, Colorado will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Moore and Associates, Chartered Accountants and Advisors, have audited, as set forth in their report thereon appearing elsewhere herein, the financial statements at July 31, 2006 and July 31, 2007 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm’s opinion based on their expertise in accounting and auditing.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of GoEnergy, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, NE, Room 1580, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549 at prescribed rates. The public could obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov. We are not required to deliver copies of our annual report to our security holders. In addition, we do not voluntarily provide our annual reports to our security holders.

    GOENERGY INC.

 (An Exploration Stage Company)

 FINANCIAL STATEMENTS

     FIRST QUARTER

    OCTOBER 31, 2007

    (Stated in US Dollars)

GOENERGY, INC.
(A Delaware Company)
(An Exploration Stage Company)
BALANCE SHEET
October 31, 2007
(With Comparative Figures at July 31, 2007 and July 31, 2006)
(Stated in U.S. Dollars)

	October 31	July 31
ASSETS	2007	2007

Current Assets
Cash and cash equivalents	$2,412	$1,160
Prepaid expenses	-	-
TOTAL CURRENT ASSETS	2,412	1,160
Promissory note receivable (Note 5)	-	-
Less: discount to fair value	-	-
	-	-
TOTAL ASSETS	$2,412	$1,160

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$-	$-
Loan from related party (Note 4)	55,000	50,000
TOTAL CURRENT LIABILITIES	55,000	50,000

Stockholders' Equity
Common Stock
Authorized
80,000,000 common shares at $0.0001 par value
20,000,000 preferred shares at $0.0001 par value
Issued and fully paid
4,319,893 common shares (unchanged from July 31, 2002)
par value	432	432
Additional paid-in capital	71,213	71,213
	71,465	71,645
Deficit, accumulated during the exploration stage	(124,233)	(120,485)
TOTAL STOCKHOLDERS' EQUITY	(52,588)	(48,840)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,412	$1,160

	Going Concern: Note 1
	Commitments: Notes 3, 4
Approved on Behalf of the Board:
______________________ , President and Chief Executive Officer and Director
______________________ , Secretary and Treasurer and Chief Financial Officer and Director

The accompanying notes are an integral part of these financial statements.

GOENERGY, INC.
(A Delaware Company)
(An Exploration Stage Company)
Statements of Income and Comprehensive Income
Three Months Ended October 31, 2007
(Stated in U.S. Dollars)

	Ended October 31,		From Date of Inception On May 2, 2001 to October 31,
	2007	2006	2007

Investment income	$-	$-	$4,856

Mineral Property Expenses	-	-	24,055

General and Administrative Expenses
Audit Fees	-	2,000	18,000
Bank charges and interest expense	45	35	875
Bad debt on promissory note	-	-	46,226
Discount promissory note receivable	-	-	2,774
Professional fees	3,539	221	31,847
Office costs	-	-	510
Transfer agent and filing fees	164	-	4,811

	3,748	2,256	105,043
Total Expenses	3,748	2,256	129,098

Net Loss For The Period	(3,748)	(2,256)	(124,233)

Basic and diluted (Loss) per share	(0.00)	(0.00)	(0.03)

Weighted Average Number of Common Shares Outstanding,
basic and diluted	4,319,893	4,319,893	4,319,893

Other comprehensive income
Discount promissory notes receivable
at current rate	-	-	-
Other comprehensive income	-	-	-

Comprehensive income	$(3,748)	$(2,256)	$(124,233)

The accompanying notes are an integral part of these financial statements.

GOENERGY, INC.
(A Delaware Company)
(An Exploration Stage Company)
Statements of Retained Income (Deficit)
Three Months Ended October 31, 2007
(Stated in U.S. Dollars)

	Ended October 31,		From Date of Inception On May 2, 2001 to October 31,
	2007	2006	2007

Balance, beginning of period (Deficit)	$(120,485)	$(62,158)	$-

Accounting error on deficit accumulated during the exploration stage	-	-	-

Net Loss for the Period	(3,748)	(2,256)	(124,233)

Other comprehensive income	-	-	-

Retained Earnings (Deficit)
end of period	$(124,233)	$(64,414)	$(124,233)

The accompanying notes are an integral part of these financial statements.

GOENERGY, INC.
(A Delaware Company)
(An Exploration Stage Company)
Statement of Cash Flows
Three Months Ended October 31, 2007
(Stated in U.S. Dollars)

	Ended October 31,		From Date of Inception On May 2, 2001 to October 31,
	2007	2006	2007
Cash Provided by (Used for)

Operating Activities
Net loss for the period	$(3,748)	$(2,256)	$(124,233)
Item most requiring use of cash
Prepaid expenses	-	-	-
Changes in non-cash working capital items
Accounts payable & accrued	-	(10)	-
Net cash Provided by (Used for)
Operating Activities	(3,748)	(2,266)	(124,233)

Investing Activities	-	-

Financing Activities
Promissory note receivable	-	-	-
Loan from related party	5,000	-	55,000

Capital stock subscribed for cash	-	-	71,645
Net cash Provided by (Used for)
Financing Activities	5,000	-	126,645

Cash increase (decrease)
During the Period	1,252	(2,266)	2,412

Cash, Beginning of the Period	1,160	9,525	-

Cash, End of the Period	$2,412	$7,259	$2,412

The accompanying notes are an integral part of these financial statements

GOENERGY, INC.
(A Delaware Company)
(An Exploration Stage Company)
Statements of Stockholders’ Equity
Period from Inception Date of May 2, 2001 to October 31, 2007
(Stated in U.S. Dollars)

	Number of		Additional	Total	Retained	Other	Total
	Common	par	Paid-In	Capital	Earnings	Comprehensive	Stockholders’
	Shares	Value	Capital	Stock	(Deficit)	Income	Equity
Shares subscribed on 5/2/01
by Director for cash	2,750,000	$ 275	$ 275	$ 550	$ -	$ -	$ 550
Shares issued on 7/31/01
for cash	1,516,293	152	75,663	75,815	-	-	75,815
Finder’s fee	-	-	(7,400)	(7,400)	-	-	(7,400)
Net loss for the year
ended July 31, 2001	-	-	-	-	(35,810)	-	(35,810)
Balance, July 31, 2001	4,266,293	427	68,538	68,965	(35,810)	-	33,155
Shares issued on July 31, 2002
for cash	53,600	5	2,675	2,680	-	-	2,680
Net loss for the year
ended July 31, 2002	-	-	-		(4,159)	-	(4,159)
Balance, July 31, 2002	4,319,893	432	71,213	71,645	(39,969)	-	31,676
Net loss for the year
ended July 31, 2003	-	-	-	-	(3,099)	-	(3,099)
Discount promissory note receivable
at current rate	-	-	-	-	-	(4,129)	(4,129)
Balance, July 31, 2003	4,319,893	432	71,213	71,645	(43,068)	(4,129)	24,448
Net loss for the year
ended July 31, 2004	-	-	-	-	(6,671)	-	(6,671)
Discount promissory note receivable
at current rate	-	-	-	-	-	2,019	2,019
Balance, July 31, 2004	4,319,893	432	71,213	71,645	(49,739)	(2,110)	19,796
Net loss for the year
ended July 31, 2005	-	-	-	-	(9,240)	-	(9,240)
Discount promissory note receivable
at current rate	-	-	-	-	-	(663)	(663)
Balance, July 31, 2005	4,319,893	432	71,213	71,645	(58,979)	(2,773)	9,893
Net loss for the year
ended July 31, 2006	-	-	-	-	(405)	-	(405)
Discount promissory note receivable
at current rate	-	-	-	-	-	(39)	(39)
Balance, July 31, 2006	4,319,893	432	71,213	71,645	(59,384)	(2,812)	9,449
Accounting error on deficit accumulated during the exploration stage				-	13,292		-
Net loss for the year
ended July 31, 2007	-	-	-	-	(71,581)	-	-
Discount promissory note receivable
at current rate	-	-	-	-	-	-	-
Balance, July 31, 2007	4,319,893	432.00	71,213.00	71,645.00	(117,673)	(2,812)	9,449
Accounting error on deficit accumulated during the exploration stage
Net loss for the year
ended October 31, 2007					(3,748)	-	-
Discount promissory note receivable
at current rate					-	-	-
Balance, October 31, 2007	4,319,893	$ 432	$ 71,213	$ 71,645	$ (121,421)	$ (2,812)	$ 9,449

The accompanying notes are an integral part of these financial statements

GOENERGY, INC.

(A Delaware Corporation)

(An Exploration Stage Company)

Notes to Financial Statements

October 31, 2007

(Expressed in U.S. Dollars)

Note 1.

BUSINESS OPERATIONS AND CONTINUANCE OF OPERATIONS

(a)

The Company date of incorporation and inception was on May 2, 2001 under the Company Act of the State of Delaware, U.S.A. as an exploration stage company.  The Company has been primarily involved in organizational activities and has obtained an interest in certain oil and gas wells, and mining claims and intends to carry out exploration work thereon.

 (b)

Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to a going concern which assume that the Company will realize its assets and discharge its liabilities in the normal course of business.  The Company has incurred losses since inception of $124,233 to October 31, 2007 and has a working capital deficiency of $52,588 at October 31, 2007.  These factors create doubt as to the ability of the Company to continue as a going concern.  Realization values may be substantially different from the carrying values as shown in these financial statements should the Company be unable to continue as a going concern.  The management is currently planning to raise funds to pay for ongoing costs and working capital.

After finding an accounting error on the registration of professional and audits expenses between 2003 and 2004 the accounts payable and accrued liabilities was adjusted by $13,292 reducing the Deficit, accumulated during the exploration stage by the same amount.

Note 2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)

General and Administration Expenses

General and administration expenses are written off to operations when incurred.

(b)

Basis of Presentation

These financial statements are prepared in accordance with United States of America Generally Accepted Accounting Principles (GAAP).

(c)

Translation of Foreign Currency

The functional currency and the reporting currency is the United States Dollar.

Monetary assets and liabilities are translated at the current rate of exchange.

GOENERGY, INC.

(A Delaware Corporation)

(An Exploration Stage Company)

Notes to Financial Statements

October 31, 2007

 (Expressed in U.S. Dollars)

Note 2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES CONT’D

The weighted average exchange rate for the period is used to translate revenue, expenses, and gains or losses from the functional currency to the reporting currency.

Gains or losses from foreign currency transactions are recognized in current net income.

Fixed assets are measured at historical exchange rates that existed at the time of the transaction.

Depreciation is measured at historical exchange rates that existed at the time the underlying fixed asset was acquired.

Capital accounts are translated at their historical exchange rates when the capital stock is issued.

(d)

Net Loss Per Share

Net loss per common share is computed by dividing the net loss by the weighted average number of shares outstanding during the period.

Computation of basic and diluted weighted average of shares outstanding for the year ended October 31, 2007 and 2006 is as follows:

	October 31
	2007	2006
Basic weighted average shares	4,319,893	4,319,893
Effect of diluted securities	-	-
Dilutive potential common shares	4,319,893	4,319,893

Net Profit (Loss) per share - Basic	($0.00)	($0.00)
Net Profit (Loss) per share - Diluted	($0.00)	($0.00)

(e)

Mining Properties and Exploration Costs

Exploration costs and costs of acquiring mineral properties are charged to operations in the year in which they are incurred, except where these costs relate to specific properties for which economically recoverable resources are estimated to exist, in which case they are capitalized.

GOENERGY, INC.

(A Delaware Corporation)

(An Exploration Stage Company)

Notes to Financial Statements

October 31, 2007

 (Expressed in U.S. Dollars)

(e)

Mining Properties and Exploration Costs (Cont’d)

Mining properties are, upon commencement of production, amortized over the estimated life or are written off if the property is abandoned or if there is considered to be a permanent impairment in value.

Investments in mining properties over which the company has significant influence but not joint control are accounted for using the equity method.

Site Restoration and Post Closure Costs

Expenditures related to ongoing environmental and reclamation activities are expensed, as incurred, unless previously accrued.

Provisions for future site restoration and reclamation and other post closure costs in respect of operating facilities are charged to operations over the estimated life of the operating facility, commencing when a reasonably definitive estimate of the cost can be made.

Environment Remedial Liability

SOP 96-1 provides accounting guidance for environmental remedial liabilities.  The Company does not own any properties that are subject to environmental remedial liabilities.

(f)

Segment Reporting

SFAS No.131, “Disclosures about Segments of an Enterprise and Related Information,” establishes standards for a public company to report financial and descriptive information about its reportable operating segments in annual and interim financial reports.  Operating segments are components of an enterprise about which separate financial information is available and evaluated regularly by the chief operating decision maker in deciding how to allocate resources and evaluate performance.  Two or more operating segments may be aggregated into a single operating segment provided aggregation is consistent with objective an basic principles of SFAS No.131, if the segments have similar economic characteristics, and the segments are considered similar under criteria provided by SFAS No.131.

GOENERGY, INC.

(A Delaware Corporation)

(An Exploration Stage Company)

Notes to Financial Statements

October 31, 2007

 (Expressed in U.S. Dollars)

(f)

Segment Reporting (Cont’d)

SFAS No.131 also establishes standards and related disclosures about the way the operating segments were determined, products and services, geographic areas and major customers, differences between the measurements used in reporting segment information and those used in the Company’s general-purpose financial statements, and changes in the measurement of segment amounts from period to period.

Segmented information of the Company’s identifiable assets and operating activities, is as follows:

October 31, 2007	Canada	U.S.	Total
Current assets	$2,412	$-	$2,412
Promissory note receivable	-	-	-
Total Assets	$2,412	$-	$2,412
Investment income	$-	-	-
Mineral property expenses	-		-
General and administrative expenses	(3,748)	-	(3,748)
Discount promissory note receivable at current rate	-	-	-
Net (loss) for the period	$(3,748)	$-	$(3,748

October 31, 2006	Canada	U.S.	Total
Current assets	$15,259	$-	$15,259
Promissory note receivable	49,000	-	49,000
Total Assets	$64,259	$-	$64,259
Investment income	$-	-	-
Mineral property expenses	-		-
General and administrative expenses	(2,256)	-	(2,256)
Discount promissory note receivable at current rate	-	-	-
Net (loss) for the period	$(2,256)	$-	$(2,256)

GOENERGY, INC.

(A Delaware Corporation)

(An Exploration Stage Company)

Notes to Financial Statements

October 31, 2007

 (Expressed in U.S. Dollars)

Note 3.

EXPLORATION EXPENDITURES

(a)

Oil and Gas Properties

During the year ended July 31, 2002, the Company purchased from International Oil and Gas Inc. a Texas company, a 1% working interest and 0.78% net revenue interest in an oil and gas lease in the wellbore and production of the Mesa Wood No. 1 property, Texas.  Total consideration was $7,500 and the Company is to bear 1% of the working interest costs.  The Company estimates the total costs associated with drilling a test well to be $463,547 for which the Company will be responsible for 1% or $4,635.  At October 31, 2007, the well was in the early stages of production and no significant revenue has been received by the Company to date.

By letter agreement dated March 10, 2002, the Company acquired an option from International Oil and Gas Inc. whereby the Company may acquire a 25% working interest and a 19.5% net revenue interest in an oil and gas well to be drilled in Hood County, Texas.  Total consideration for this option is $10,000 and the Company is to bear all costs associated with the drilling, testing, completing and equipping of the well.  The Company estimates the total costs associated with the drilling of a test well will be $463,500, including completion costs.  Drilling must commence on or before October 31, 2002 and be completed within 120 days from commencement.  The terms of payment of the consideration are as follows:

(i)

payment of $2,500 upon signing of the agreement (paid);

(ii)

payment of $2,500, on or before May 30, 2002 (paid); and

(iii)

payment of $5,000 by the earlier of commencement of drilling and October 31, 2002 (payment of the $5,000 by October 31, 2002 will extend the date drilling must commence from October 31, 2002 to on or before February 15, 2003).  By an agreement dated February 13, 2003 between the Company and International Oil and Gas Inc. for consideration of the $5,000 and an additional $2,500 (both amounts were paid February 27, 2003) the date the Company must commence drilling is extended to February 15, 2004.  As at October 31, 2007, drilling has not commenced.

(b)

Mineral Claims

On April 2, 2005, the Company entered into a purchase agreement with David Heyman to purchase 100% interest of two contiguous mineral claims, covering 377.363 hectares, referred to as the Eagle Mineral Claims in the New Westminster mining division, near Harrison Lake, British Columbia, Canada for $4,000.  The

GOENERGY, INC.

(A Delaware Corporation)

(An Exploration Stage Company)

Notes to Financial Statements

October 31, 2007

 (Expressed in U.S. Dollars)

(b)    Mineral Claims Cont’d

recorded holder of the claims is David Heyman and the due date of the claims is March 31, 2006.  An engineering report dated April 2005 recommends an exploration budget in Phase 1 of $4,152 ($6,190Cdn) to cover reconnaissance, mapping and sampling.

Note 4.

RELATED PARTY TRANSACTIONS

The President, a director and shareholder of the Company, during the year ended July 31, 2002, loaned $20,000 later in 2005 loaned $5,000, on July 20, 2006 loaned $15,000, $10,000 on April 12, 2007  and during the period ended October 31, 2007, loaned $5,000 to the Company, respectively, as demand non-interest bearing loans.

with no specific terms of repayment. The amount of $55,000 is owed by the Company at October 31, 2007.

Note 5.

PROMISSORY NOTE RECEIVABLE

The Company was committed to pay $85,000 to an independent consultant to take the Company public.  The Company had paid $49,000, of which $14,000 was paid during the year ended July 31, 2002 and $35,000 was paid during the period from inception (May 2, 2001) to July 31, 2001.  The contract was terminated during the year ended July 31, 2002 and the consultant agreed to repay the company $49,000, secured by a non-interest bearing promissory note.  The $49,000 promissory note receivable was written off on October 31, 2007; however, GoEnergy Inc. will pursue to obtain the payment.

Note 6.

PENSION AND EMPLOYMENT LIABILITIES

The Company does not have any liabilities as at October 31, 2007 for pension, post-employment benefits or postretirement benefits.  The Company does not have a pension plan.

Note 7.

   FINANCIAL INSTRUMENTS

The Company’s financial instruments consist of cash, promissory note receivable and current liabilities.  It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.  The fair value of these financial statements approximates their carrying values.

GOENERGY, INC.

(A Delaware Corporation)

(An Exploration Stage Company)

Notes to Financial Statements

October 31, 2007

 (Expressed in U.S. Dollars)

Note 8.

INCOME TAXES

The Company has losses that total $124,233 for income tax purposes as at October 31, 2007.  There are no current or deferred tax expenses for the period ended October 31, 2007, due to the Company's loss position. The Company has fully reserved for any benefits of these losses. The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss carry forward period.   Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes. The income tax effect of temporary differences comprising the deferred tax assets and deferred tax liabilities on the accompanying consolidated balance sheets is a result of the following:

	2007	2006

Deferred tax assets	$42,239	$21,901
Valuation allowance	$(42,239)	$(21,901)
Net deferred tax assets	$-	$-

A reconciliation between the statutory federal income tax rate and the effective income rate of income tax expense for the periods ended October 31, 2007 and 2006 is as follows:

	2007	2006

Statutory federal income tax rate	-34.0%	-34.0%
Valuation allowance	34.0%	34.0%
Effective income tax rate	0.0%	0.0%

The benefit of a potential reduction in future income taxes has not been recorded as an asset at October 31, 2007 as it is reduced to nil by a valuation allowance, due to uncertainty of the application of losses.

GOENERGY INC.

 (An Exploration Stage Company)

FINANCIAL STATEMENTS
JULY 31, 2007

AUDITED

    (Stated in US Dollars)

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Go Energy Inc (A Exploration Stage Company)

Las Vegas, Nevada

We have audited the accompanying balance sheet of Go Energy Inc (A Exploration Stage Company) as of July 31, 2007 and 2006, and the related statements of operations, stockholders’ equity and cash flows for the years then ended and from inception on May 2, 2001 through July 31, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Go Energy Inc (A Exploration Stage Company) as of July 31, 2007 and 2006, and the related statements of operations, stockholders’ equity and cash flows for the years then ended and from inception on May 2, 2001 through July 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1b to the financial statements, the Company’s net losses of $120,485 and working capital deficiency of $40,840 as of July 31, 2007 raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 1b.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

November 30, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511 Fax (702) 253-7501

GOENERGY, INC.
(A Delaware Company)
(An Exploration Stage Company)
BALANCE SHEET
July 31, 2007
(With Comparative Figures at July 31, 2007 and July 31, 2006)
(Stated in U.S. Dollars)

	July 31
ASSETS	2007	2006

Current Assets
Cash and cash equivalents	$1,160	$9,525
Prepaid expenses	-	7,990
TOTAL CURRENT ASSETS	1,160	17,515
Promissory note receivable (Note 5)	-	49,000
Less: discount to fair value	-	(2,812)
	-	46,188
TOTAL ASSETS	$1,160	$63,703

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$-	$14,254
Loan from related party (Note 4)	50,000	40,000
TOTAL CURRENT LIABILITIES	50,000	54,254

Stockholders' Equity
Common Stock
Authorized
80,000,000 common shares at $0.0001 par value
20,000,000 preferred shares at $0.0001 par value
Issued and fully paid
4,319,893 common shares (unchanged from July 31, 2002)
par value	432	432
Additional paid-in capital	71,213	71,213
	71,645	71,645
Deficit, accumulated during the exploration stage	(120,485)	(62,196)
TOTAL STOCKHOLDERS' EQUITY	(48,840)	9,449
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,160	$63,703

	Going Concern: Note 1
	Commitments: Notes 3, 4
Approved on Behalf of the Board:
______________________ , President and Chief Executive Officer and Director
______________________ , Secretary and Treasurer and Chief Financial Officer and Director

GOENERGY, INC.
(A Delaware Company)
(An Exploration Stage Company)
Statements of Income and Comprehensive Income
Three Months Ended July 31, 2007
(Stated in U.S. Dollars)
	Ended July 31,		From Date of Inception On May 2, 2001 to July 31,
	2007	2006	2007

Investment income	$-	$85	$4,856

Mineral Property Expenses	-	-	24,055

General and Administrative Expenses
Audit Fees	8,000	-	18,000
Bank charges and interest expense	187	188	830
Bad debt on promissory note	46,226	-	46,226
Discount promissory note receivable	-	-	2,774
Professional fees	16,373	302	28,308
Office costs	-	-	510
Transfer agent and filing fees	795	-	4,647

	71,581	490	101,295
Total Expenses	71,581	490	125,350

Net Loss For The Period	(71,581)	(405)	(120,485)

Basic and diluted (Loss) per share	(0.02)	(0.00)	-

Weighted Average Number of Common Shares Outstanding,
basic and diluted	4,319,893	4,319,893	-

Other comprehensive income
Discount promissory notes receivable
at current rate	-	(39)	-
Other comprehensive income	-	(39)	-

Comprehensive income	$(71,581)	$(444)	$(120,485)

The accompanying notes are an integral part of these financial statements.

GOENERGY, INC.
(A Delaware Company)
(An Exploration Stage Company)
Statements of Retained Income (Deficit)
Three Months Ended July 31, 2007
(Stated in U.S. Dollars)

	Ended July 31,		From Date of Inception On May 2, 2001 to July 31,
	2007	2006	2007

Balance, beginning of period (Deficit)	$(62,196)	$(61,752)	$-

Accounting error on deficit accumulated during the exploration stage	13,292	-	-

Net Loss for the Period	(71,581)	(405)	(120,485)

Other comprehensive income	-	(39)	-

Retained Earnings (Deficit)
end of period	$(120,485)	$(62,196)	$(120,485)

The accompanying notes are an integral part of these financial statements.

GOENERGY, INC.
(A Delaware Company)
(An Exploration Stage Company)
Statement of Cash Flows
Three Months Ended July 31, 2007
(Stated in U.S. Dollars)

	Ended July 31,		From Date of Inception On May 2, 2001 to July 31,
	2007	2006	2007
Cash Provided by (Used for)

Operating Activities
Net loss for the period	$(71,581)	$(405)	$(120,485)
Item most requiring use of cash
Prepaid expenses	7,990	(7,990)	-
Changes in non-cash working capital items
Accounts payable & accrued	45,226	-	-
Net cash Provided by (Used for)
Operating Activities	(18,365)	(8,395)	(120,485)

Investing Activities	-	-

Financing Activities
Promissory note receivable	-	-	-
Loan from related party	10,000	15,000	50,000

Capital stock subscribed for cash	-	-	71,645
Net cash Provided by (Used for)
Financing Activities	10,000	15,000	121,645

Cash increase (decrease)
During the Period	(8,365)	6,605	1,160

Cash, Beginning of the Period	9,525	2,920	-

Cash, End of the Period	$1,160	$9,525	$1,160

The accompanying notes are an integral part of these financial statements

GOENERGY, INC.
(A Delaware Company)
(An Exploration Stage Company)
Statements of Stockholders’ Equity
Period from Inception Date of May 2, 2001 to July 31, 2007
(Expressed in U.S. Dollars)

	Number of		Additional	Total	Retained	Other	Total
	Common	par	Paid-In	Capital	Earnings	Comprehensive	Stockholders’
	Shares	Value	Capital	Stock	(Deficit)	Income	Equity
Shares subscribed on 5/2/01
by Director for cash	2,750,000	$ 275	$ 275	$ 550	$ -	$ -	$ 550
Shares issued on 7/31/01
for cash	1,516,293	152	75,663	75,815	-	-	75,815
Finder’s fee	-	-	(7,400)	(7,400)	-	-	(7,400)
Net loss for the year
ended July 31, 2001	-	-	-	-	(35,810)	-	(35,810)
Balance, July 31, 2001	4,266,293	427	68,538	68,965	(35,810)	-	33,155
Shares issued on July 31, 2002
for cash	53,600	5	2,675	2,680	-	-	2,680
Net loss for the year
ended July 31, 2002	-	-	-		(4,159)	-	(4,159)
Balance, July 31, 2002	4,319,893	432	71,213	71,645	(39,969)	-	31,676
Net loss for the year
ended July 31, 2003	-	-	-	-	(3,099)	-	(3,099)
Discount promissory note receivable
at current rate	-	-	-	-	-	(4,129)	(4,129)
Balance, July 31, 2003	4,319,893	432	71,213	71,645	(43,068)	(4,129)	24,448
Net loss for the year
ended July 31, 2004	-	-	-	-	(6,671)	-	(6,671)
Discount promissory note receivable
at current rate	-	-	-	-	-	2,019	2,019
Balance, July 31, 2004	4,319,893	432	71,213	71,645	(49,739)	(2,110)	19,796
Net loss for the year
ended July 31, 2005	-	-	-	-	(9,240)	-	(9,240)
Discount promissory note receivable
at current rate	-	-	-	-	-	(663)	(663)
Balance, July 31, 2005	4,319,893	432	71,213	71,645	(58,979)	(2,773)	9,893
Net loss for the year
ended July 31, 2006	-	-	-	-	(405)	-	(405)
Discount promissory note receivable
at current rate	-	-	-	-	-	(39)	(39)

GOENERGY, INC.

(A Delaware Corporation)

(An Exploration Stage Company)

Notes to Financial Statements

July 31, 2007

(Expressed in U.S. Dollars)

Note 1.

BUSINESS OPERATIONS AND CONTINUANCE OF OPERATIONS

(b)

The Company date of incorporation and inception was on May 2, 2001 under the Company Act of the State of Delaware, U.S.A. as an exploration stage company.  The Company has been primarily involved in organizational activities and has obtained an interest in certain oil and gas wells, and mining claims and intends to carry out exploration work thereon.

 (b)

Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to a going concern which assume that the Company will realize its assets and discharge its liabilities in the normal course of business.  The Company has incurred losses since inception of $120,485 to July 31, 2007 and has a working capital deficiency of $48,840 at July 31, 2007.  These factors create doubt as to the ability of the Company to continue as a going concern.  Realization values may be substantially different from the carrying values as shown in these financial statements should the Company be unable to continue as a going concern.  The management is currently planning to raise funds to pay for ongoing costs and working capital.

After finding an accounting error on the registration of professional and audits expenses between 2003 and 2004 the accounts payable and accrued liabilities was adjusted by $13,292 reducing the Deficit, accumulated during the exploration stage by the same amount.

Note 2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(b)

General and Administration Expenses

General and administration expenses are written off to operations when incurred.

(b)

Basis of Presentation

These financial statements are prepared in accordance with United States of America Generally Accepted Accounting Principles (GAAP).

(c)

Translation of Foreign Currency

The functional currency and the reporting currency is the United States Dollar.

Monetary assets and liabilities are translated at the current rate of exchange.

The weighted average exchange rate for the period is used to translate revenue, expenses, and gains or losses from the functional currency to the reporting currency.

Gains or losses from foreign currency transactions are recognized in current net income.

GOENERGY, INC.

(A Delaware Corporation)

(An Exploration Stage Company)

Notes to Financial Statements

July 31, 2007

(Expressed in U.S. Dollars)

Note 2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Fixed assets are measured at historical exchange rates that existed at the time of the transaction.

Depreciation is measured at historical exchange rates that existed at the time the underlying fixed asset was acquired.

Capital accounts are translated at their historical exchange rates when the capital stock is issued.

(d)

Net Loss Per Share

Net loss per common share is computed by dividing the net loss by the weighted average number of shares outstanding during the period.

Computation of basic and diluted weighted average of shares outstanding for the year ended July 31, 2007 is as follows:

	Year Ended July 31,
	2007	2006
Basic weighted average shares	4,319,893	4,319,893
Effect of dilutive securities	-	-
Dilutive potential common shares	4,319,893	4,319,893

Net Profit (Loss) per share - Basic	($0.02)	($0.00)
Net Profit (Loss) per share - Diluted	($0.02)	($0.00)

(f)

Mining Properties and Exploration Costs

Exploration costs and costs of acquiring mineral properties are charged to operations in the year in which they are incurred, except where these costs relate to specific properties for which economically recoverable resources are estimated to exist, in which case they are capitalized.

Mining properties are, upon commencement of production, amortized over the estimated life or are written off if the property is abandoned or if there is considered to be a permanent impairment in value.

Investments in mining properties over which the company has significant influence but not joint control are accounted for using the equity method.

Site Restoration and Post Closure Costs

GOENERGY, INC.

(A Delaware Corporation)

(An Exploration Stage Company)

Notes to Financial Statements

July 31, 2007

(Expressed in U.S. Dollars)

Note 2.

  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

Expenditures related to ongoing environmental and reclamation activities are expensed, as incurred, unless previously accrued.

Provisions for future site restoration and reclamation and other post closure costs in respect of operating facilities are charged to operations over the estimated life of the operating facility, commencing when a reasonably definitive estimate of the cost can be made.

(g)

Mining Properties and Exploration Costs (Cont’d)

Environment Remedial Liability

SOP 96-1 provides accounting guidance for environmental remedial liabilities.  The Company does not own any properties that are subject to environmental remedial liabilities.

(h)

Segment Reporting

SFAS No.131, “Disclosures about Segments of an Enterprise and Related Information,” establishes standards for a public company to report financial and descriptive information about its reportable operating segments in annual and interim financial reports.  Operating segments are components of an enterprise about which separate financial information is available and evaluated regularly by the chief operating decision maker in deciding how to allocate resources and evaluate performance.  Two or more operating segments may be aggregated into a single operating segment provided aggregation is consistent with objective an basic principles of SFAS No.131, if the segments have similar economic characteristics, and the segments are considered similar under criteria provided by SFAS No.131. SFAS No.131 also establishes standards and related disclosures about the way the operating segments were determined, products and services, geographic areas and major customers, differences between the measurements used in reporting segment information and those used in the Company’s general-purpose financial statements, and changes in the measurement of segment amounts from period to period.

Segmented information of the Company’s identifiable assets and operating activities, is as follows:

GOENERGY, INC.

(A Delaware Corporation)

(An Exploration Stage Company)

Notes to Financial Statements

July 31, 2007

(Expressed in U.S. Dollars)

Note 2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d)

July 31, 2007	Canada	U.S.	Total
Current assets	$1,160	$-	$1,160
Promissory note receivable	-	-	-
Total Assets	$1,160	$-	$1,160

Investment income	$-	-	-
Mineral property expenses	-		-
General and administration expenses	(71,581)	-	(71,581)
Discount promissory note receivable
at current rate	-	-	-
Net (loss) for the period	$(71,581)	$-	$(71,581)

(g)

Segment Reporting (Cont’d)

July 31, 2006	Canada	U.S.	Total
Current assets	$17,515	$-	$17,515
Promissory note receivable	46,188	-	46,188
Total Assets	$63,703	$-	$63,703

Investment income	$-	85	85
Mineral property expenses	-		-
General and administration expenses	(490)	-	(490)
Discount promissory note receivable
at current rate	(39)	-	(39)
Net (loss) for the period	$(529)	$85	$(444)

Note 3.

EXPLORATION EXPENDITURES

(c)

Oil and Gas Properties

During the year ended July 31, 2002, the Company purchased from International Oil and Gas Inc. a Texas company, a 1% working interest and 0.78% net revenue interest in an oil and gas lease in the wellbore and production of the Mesa Wood No. 1 property, Texas.  Total consideration was $7,500 and the Company is to bear 1% of the working interest costs.  The Company estimates the total costs associated with drilling a test well to be $463,547 for which the Company will be responsible for 1% or $4,635.  At July 31, 2007, the well was in the early stages of production and no significant revenue has been received by the Company to date.

GOENERGY, INC.

(A Delaware Corporation)

(An Exploration Stage Company)

Notes to Financial Statements

July 31, 2007

(Expressed in U.S. Dollars)

Note 3.

EXPLORATION EXPENDITURES (cont’d)

By letter agreement dated March 10, 2002, the Company acquired an option from International Oil and Gas Inc. whereby the Company may acquire a 25% working interest and a 19.5% net revenue interest in an oil and gas well to be drilled in Hood County, Texas.  Total consideration for this option is $10,000 and the Company is to bear all costs associated with the drilling, testing, completing and equipping of the well.  The Company estimates the total costs associated with the drilling of a test well will be $463,500, including completion costs.  Drilling must commence on or before October 31, 2002 and be completed within 120 days from commencement.  The terms of payment of the consideration are as follows:

(a)

Oil and Gas Properties (cont’d)

(iv)

payment of $2,500 upon signing of the agreement (paid);

(v)

payment of $2,500, on or before May 30, 2002 (paid); and

(vi)

payment of $5,000 by the earlier of commencement of drilling and October 31, 2002 (payment of the $5,000 by October 31, 2002 will extend the date drilling must commence from October 31, 2002 to on or before February 15, 2003).  By an agreement dated February 13, 2003 between the Company and International Oil and Gas Inc. for consideration of the $5,000 and an additional $2,500 (both amounts were paid February 27, 2003) the date the Company must commence drilling is extended to February 15, 2004.  As at July 31, 2007, drilling has not commenced.

(d)

Mineral Claims

On April 2, 2005, the Company entered into a purchase agreement with David Heyman to purchase 100% interest of two contiguous mineral claims, covering 377.363 hectares, referred to as the Eagle Mineral Claims in the New Westminster mining division, near Harrison Lake, British Columbia, Canada for $4,000.  The recorded holder of the claims is David Heyman and the due date of the claims is March 31, 2006.  An engineering report dated April 2005 recommends an exploration budget in Phase 1 of $4,152 ($6,190Cdn) to cover reconnaissance, mapping and sampling.

Note 4.

RELATED PARTY TRANSACTIONS

The President, a director and shareholder of the Company, during the year ended July 31, 2002, loaned $20,000 later in 2005 loaned $5,000, on July 20, 2006 loaned $15,000 and during the period ended April 30, 2007, loaned $10,000 to the Company, respectively, as demand non-interest bearing loans.

GOENERGY, INC.

(A Delaware Corporation)

(An Exploration Stage Company)

Notes to Financial Statements

July 31, 2007

(Expressed in U.S. Dollars)

Note 4.

RELATED PARTY TRANSACTIONS  (cont’d)

with no specific terms of repayment. The amount of $50,000 is owed by the Company at July 31, 2007.

Note 5.

PROMISSORY NOTE RECEIVABLE

The Company was committed to pay $85,000 to an independent consultant to take the Company public.  The Company had paid $49,000, of which $14,000 was paid during the year ended July 31, 2002 and $35,000 was paid during the period from inception (May 2, 2001) to July 31, 2001.  The contract was terminated during the year ended July 31, 2002 and the consultant agreed to repay the company $49,000, secured by a non-interest bearing promissory note.  The $49,000 promissory note receivable was written off on July 31, 2007; however, GoEnergy Inc. will pursue to obtain the payment.

Note 6.

PENSION AND EMPLOYMENT LIABILITIES

The Company does not have any liabilities as at July 31, 2007 for pension, post-employment benefits or postretirement benefits.  The Company does not have a pension plan.

Note 7.

   FINANCIAL INSTRUMENTS

The Company’s financial instruments consist of cash, promissory note receivable and current liabilities.  It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.  The fair value of these financial statements approximates their carrying values.

Note 8.

INCOME TAXES

The Company has losses that total $120,485 for income tax purposes as at July 31, 2007.  There are no current or deferred tax expenses for the period ended July 31, 2007, due to the Company's loss position. The Company has fully reserved for any benefits of these losses. The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company's ability to generate taxable income within the net operating loss carry forward period.   Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes. The income tax effect of temporary differences comprising the deferred tax assets and deferred tax liabilities on the accompanying consolidated balance sheets is a result of the following:

GOENERGY, INC.

(A Delaware Corporation)

(An Exploration Stage Company)

Notes to Financial Statements

July 31, 2007

(Expressed in U.S. Dollars)

	2007	2006

Deferred tax assets	$ 40,965	$ 21,147
Valuation allowance	$ (40,965)	$ (21,147)
Net deferred tax assets	$ -	$ -

A reconciliation between the statutory federal income tax rate and the effective income rate of income tax expense for the periods ended July 31, 2007 and 2006 is as follows:

	2007	2006

Statutory federal income tax rate	-34.0%	-34.0%
Valuation allowance	34.0%	34.0%
Effective income tax rate	0.0%	0.0%

The benefit of a potential reduction in future income taxes has not been recorded as an asset at July 31, 2007 as it is reduced to nil by a valuation allowance, due to uncertainty of the application of losses.

PART II

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our officers and directors are indemnified as provided by the Delaware Revised Statutes and our bylaws.

Under the Delaware Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)

a transaction from which the director derived an improper personal profit; and

(4)

willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Delaware law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)

such indemnification is expressly required to be made by law;

(2)

the proceeding was authorized by our Board of Directors;

(3)

such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Delaware law; or

(4)

such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE	AMOUNT

SEC Registration Fee	$8.40

Accounting fees and expenses (1)	$5,000

Legal fees and expenses (1)	$15,000

Trustee’s and transfer agent costs (1)	$500

Miscellaneous (1)	$5,000

TOTAL (1)	$25,508.40

(1) Estimated

RECENT SALES OF UNREGISTERED SECURITIES.

There have been no unregistered sales of securities during the last two complete fiscal years.

EXHIBITS.

The following exhibits are included as part of this Form SB-2.

Exhibit Number	Description

3.1	Certificate of Incorporation (hereby incorporated by reference to Form SB-2 filed with the SEC on March 25, 2003).
3.2	By-Laws (hereby incorporated by reference to Form SB-2 filed with the SEC on March 25, 2003).
4.1	Share Certificate (hereby incorporated by reference to Form SB-2 filed with the SEC on March 25, 2003).
5.1	Frascona, Joiner, Goodman and Greenstein, P.C. Opinion and Consent*
10.1	Assignment of Oil and Gas Lease dated March 15, 2002 (hereby incorporated by reference to Form SB-2/A filed with the SEC on September 29, 2003).
10.2	Farmout Agreement dated March 10, 2002 (hereby incorporated by reference to Form SB-2/A on September 29, 2003).
10.3	Farmout amending agreement dated June 5, 2002 (hereby incorporated by reference to Form SB-2/A on September 29, 2003).

10.4	Farmout amending agreement dated February 13, 2003 (hereby incorporated by reference to Form SB-2/A filed with the SEC on September 29, 2003).
10.5	Purchase Agreement between David Heyman and GoEnergy to purchase the interests in the Eagle Property, dated April 2, 2005 (herein incorporated by reference to Form Sb-2 filed on October 10, 2006).
10.6	Promissory note with independent contractor (hereby incorporated by reference to Form SB-2/A filed with the SEC on March 26, 2007)
16.1	Letter from Irving Moen regarding disclosures related to change of accountants (hereby incorporated by reference to Form SB-2/A filed with the SEC on March 26, 2007)
16.2	Letter from PKF regarding disclosures related to change of accountants (hereby incorporated by reference to Form SB-2/A filed with the SEC on May 16, 2007)
23.1	Consent of auditors*

* Filed herewith

UNDERTAKINGS.

The undersigned hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act:

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(6) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant  has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized,  in the City of Vancouver, Canada, on March 10 , 2008.

GOENERGY, INC.

/s/ Strato Malamas
President, Chief Executive Officer

/s/ Strato Malamas

Principal Financial Officer, Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

/s/ Strato Malamas
President, Principal Financial Officer

/s/ James Michael Stewart

Director

Date: March 10 , 2008